SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    Form 10/A
                           Amendment No. 2 to Form 10


                   General Form For Registration of Securities
                       Pursuant to Section 12(b) or (g) of
                       the Securities Exchange Act of 1934

                                  COVANCE INC.
            (formerly known as Corning Pharmaceutical Services Inc.)
             (Exact name of registrant as specified in its charter)

           Delaware                                       22-3265977
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    (State or other jurisdiction of                     (I.R.S. Employer
    incorporation or organization)                     Identification No.)

       210 Carnegie Center
       Princeton, New Jersey                              08540-6233
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(Address of principal executive offices)                  (Zip Code)


                                  609 452 4440
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

        Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                  Name of each exchange on which
          to be so registered                   each class is to be registered

Common Stock, with attached Preferred            New York Stock Exchange
        Stock Purchase Right

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
--------------------------------------------------------------------------------
                                (Title of class)

                                  COVANCE INC.


INTRODUCTION
     This Registration Statement on Form 10 relates to the registration under the Securities Exchange Act of 1934, as amended, of the common stock, with attached Preferred Stock Purchase Right, of the Registrant which is being issued as described in the Information Statement, subject to completion or amendment (the "Information Statement"), dated November 19, 1996, of Corning
Incorporated. Selected pages of the Information Statement which are related to the Registrant and the securities being registered hereunder (the "Covance Information") are attached hereto as Exhibit 99.1 and are incorporated herein by reference in answer to the items of this Registration Statement set forth below.

Item 1. Business
     The information required by this item is contained under the sections "Risk Factors--Risks Relating to Covance," "Business of Covance" and "The Relationship Among Corning, Quest Diagnostics and Covance After the Distributions" of the Covance Information and such sections are incorporated herein by reference.


Item 2. Financial Information
     The information required by this item is contained under the sections "Capitalization of Covance", "Pro Forma Financial Information of Covance," "Selected Historical Financial Data of Covance" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Covance" of the Covance Information and such sections are incorporated herein by reference.

Item 3. Properties
     The information required by this item is contained under the sections "Business of Covance--Facilities" and "Business of Covance--Services-- Biomanufacturing" of the Covance Information, and such sections are incorporated herein by reference.

Item 4. Security Ownership of Certain Beneficial Owners and Management
     The information required by this item is contained under the section "Security Ownership of Certain Beneficial Owners and Management of Covance" of the Covance Information and such section is incorporated herein by reference.

Item 5. Directors and Executive Officers
     The information required by this item is contained under the section "Management of Covance" of the Covance Information and such section is incorporated herein by reference.

Item 6. Executive Compensation
     The information required by this item is contained under the section "Management of Covance" of the Covance Information and such section is incorporated herein by reference.

Item 7. Certain Relationships and Related Transactions
     The information required by this item is contained under the section "Management of Covance" of the Covance Information and such section is incorporated herein by reference.

Item 8. Legal Proceedings
     The information required by this item is contained under the section "Business of Covance--Legal Proceedings" of the Covance Information and such section is incorporated herein by reference.

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


Item 9. Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters
     The information required by this item is contained under the sections "Risk Factors--Risks Relating to Covance--Absence of Dividends; Restrictions Imposed on Dividends by the Covance Credit Facility," "Risk Factors--Risks Relating to Covance--Absence of Prior Public Market," "Risk Factors--Risks Relating to Covance--Potential Volatility of Stock Price," "Description of Covance Capital Stock--Covance Common Stock--Dividend Policy," "--Covance Common Stock--Listing and Trading" and "Management of Covance" of the Covance Information and such sections are incorporated herein by reference.


Item 10. Recent Sales of Unregistered Securities
     Not applicable.

Item 11. Description of Registrant's Securities to be Registered
     The information required by this item is contained under the sections "Description of Covance Capital Stock" and "Antitakeover Effects of Certain Provisions of the Covance Certificate of Incorporation and By-Laws" of the Covance Information and such sections are incorporated herein by reference.

Item 12. Indemnification of Directors and Officers
     The information required by this item is contained under the section "Liability and Indemnification of Directors and Officers of Covance" of the Covance Information and such section is incorporated herein by reference.

Item 13. Financial Statements and Supplementary Data
     The information required by this item is contained under the sections "Capitalization of Covance," "Pro Forma Financial Information of Covance," "Selected Historical Financial Data of Covance," "Management's Discussion and Analysis of Financial Condition and Results of Operations of Covance" and "Financial Statements of Covance Inc." of the Covance Information and such sections are incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
     Not applicable.

Item 15. Financial Statements and Exhibits
     (a) Financial Statements

     The information required by this item is contained under the section "Financial Statements of Covance Inc." of the Covance Information and such section is incorporated herein by reference.
     (b) Exhibits

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



Exhibit
Number                                              Description
--------      ---------------------------------------------------------------------------------------
 2.1          Form of Transaction Agreement among Corning Incorporated, Corning Life Sciences Inc.,
              Corning Clinical Laboratories Inc. and Covance Inc., dated [      ], 1996
 3.1          Certificate of Incorporation of the Registrant
 3.2          By-Laws of the Registrant
 4.1*         Form of Common Stock certificate
 4.2          Form of Rights Agreement between Covance Inc. and Harris Trust and Savings Bank, dated
              December 31, 1996
10.1          Form of Tax Sharing Agreement among Corning Incorporated, Corning Clinical Laboratories
              Inc. and Covance Inc., dated [      ], 1996
10.2          Form of Spin-Off Tax Indemnification Agreement between Corning Incorporated and Covance
              Inc., dated [      ], 1996
10.3          Form of Spin-Off Tax Indemnification Agreement between Covance Inc. and Corning
              Clinical Laboratories Inc., dated [      ], 1996
10.4          Form of Spin-Off Tax Indemnification Agreement between Corning Clinical Laboratories,
              Inc. and Covance Inc., dated [      ], 1996
10.5*         Form of Credit Agreement among Covance Inc., Nationsbank, N.A., Wachovia Bank of
              Georgia, N.A. and the Lenders named therein, dated [      ], 1996
10.6*         Form of Covance Inc. Employee Stock Ownership Plan
10.7*         Form of Covance Inc. Stock Purchase Savings Plan
10.8          Form of Covance Inc. Employees Stock Purchase Program
10.9          Form of Covance Inc. Employee Equity Participation Program
10.10*        Form of Covance Inc. Executive Retirement Supplemental Plan
10.11         Form of Covance Inc. Restricted Share Plan
10.12*        Form of Covance Inc. Directors' Restricted Stock Plan
10.13*        Form of Covance Inc. Directors' Deferred Compensation Plan
10.14         Form of Employment Agreement between Christopher Kuebler and Covance Inc.
21            Subsidiaries of the Registrant
27            Financial Data Schedules
99.1          Selected pages of the Information Statement, subject to completion or amendment, of
              Corning Incorporated dated November 19, 1996 (pages 2; 28-31; 108-168; F-1; F-29-F-44)

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* To be filed by amendment.

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

                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                            COVANCE INC.


Dated: November 19, 1996    By: /s/ Jeffrey S. Hurwitz
                            ------------------------------------------
                            Jeffrey S. Hurwitz, Corporate Senior Vice President,
                            General Counsel and Secretary


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